Exhibit 99.1

Perry Ellis International Reports Third Quarter Fiscal 2018 Results

MIAMI, November 30, 2017 (GLOBE NEWSWIRE) — Perry Ellis International, Inc. (NASDAQ: PERY) today reported results for the third quarter ended October 28, 2017 (“third quarter of fiscal 2018”). During this quarter, we achieved increased total revenues and gross margin expansion, which led to a more than doubling of pre-tax income versus the prior year third quarter.

Key Fiscal Third Quarter 2018 Financial Accomplishments and Operational Highlights:

•	Total revenues were $199 million, at the high end of guidance of $195 to $200 million, an increase of 2.5% on a GAAP basis (2.1% in constant currency) from $194 million reported in the same quarter last year

•	GAAP gross margin expanded 60 basis points to 37.3% as compared to 36.7% in the prior year period reflecting increases in margin across core brands and direct-to-consumer

•	Adjusted pre-tax income of $4.4 million, rose 165% from adjusted pre-tax income of $1.6 million in the third quarter of fiscal 2017

•	GAAP pre-tax income was $3.7 million compared to a pre-tax loss of $7.0 million in the comparable period of the prior year

•	Adjusted diluted EPS was $0.25 compared to adjusted diluted EPS of $0.23 in the third quarter of fiscal 2017

•	GAAP diluted EPS was $0.21 compared to a diluted EPS loss of $0.34 in the comparable period of the prior year

Company reiterates revenues guidance for this fiscal year in a range of $870 million to $880 million and diluted earnings per share in a range of $2.07 to $2.17.

Oscar Feldenkreis, Chief Executive Officer and President, commented, “Our powerful portfolio of global brands combined with the disciplined execution of our growth strategies by our team led to another strong quarter at Perry Ellis International, continuing our positive momentum from the first half of the year. The third quarter was highlighted by strength across key financial metrics with increased revenues, expansion in gross margin and expense leverage, which drove a 165% increase in adjusted pre-tax income versus the prior year. On the topline, we saw strength across our core brands including Perry Ellis, Original Penguin, Nike swim, Golf, as well as Rafaella. The robust performance of our brands at our retail partners along with the increasing percentage of international and direct-to-consumer revenues drove a 50 basis point increase in adjusted gross profit for the quarter. We attribute our consistent strength to our ability to appeal to today’s consumer.”

Fiscal 2018 Third Quarter Results

Total revenue was $199 million, a 2.5% increase (2.1% increase in constant currency) compared to $194 million reported in the third quarter of fiscal 2017. This reflected growth in our core brand sales and strong sales throughout the fall season. The disciplined management of inventory along with increased sales of higher margin core brands led to a 60 basis point expansion in GAAP gross margin to 37.3% in the third quarter from 36.7% in the third quarter of fiscal 2017. Adjusted gross margin was also 37.3% compared with adjusted gross margin of 36.8% in the comparable period of the prior year. (Adjusted gross margin excludes certain items as outlined in Table 2 Reconciliation of Gross Profit to Adjusted Gross Profit and Adjusted Gross Margin.)

Adjusted EBITDA totaled $9.6 million as compared to $6.9 million in the comparable period of the prior year. (Adjusted EBITDA excludes certain items as outlined in Table 3, Reconciliation of Net Income to EBITDA and Adjusted EBITDA.)

Adjusted pre-tax income was $4.4 million. GAAP pre-tax income was $3.7 million compared to a pre-tax loss of $7.0 million in the comparable period of prior year. (Adjusted pre-tax income (loss) excludes certain items as outlined in Table 4 Reconciliation of Net Income (loss) before income taxes to Adjusted Net Income (loss) before income taxes.)

As reported under GAAP, the third quarter of fiscal 2018 net income was $3.2 million, or $0.21 per diluted share, compared to a GAAP net loss of $5.2 million, or $0.34 per diluted share, in the prior year period. On an adjusted basis, the fiscal 2018 third quarter net income was $3.9 million, or $0.25 per diluted share, as compared to adjusted net income of $3.5 million, or $0.23 per diluted share in the third quarter of fiscal 2017. (Adjusted net income and adjusted earnings per diluted share exclude certain items as outlined in Table 1 Reconciliation of net income (loss) and net income (loss) per diluted share to adjusted net income and adjusted net income per diluted share.)

Balance Sheet and Cash Flows

The Company’s financial position continues to be strong. Cash and investments at the end of the third quarter of fiscal 2018 totaled $52 million and the Company’s net debt to total capitalization stood at 10.5% at the end of the third quarter of fiscal 2018 as compared to 17.9% at the end of the third quarter of fiscal 2017. Working capital management continues to be a critical focus across the organization as inventory turned at approximately 4 times as of the end of the third quarter of fiscal 2018. Cash flow from operations approximated $33 million for the first nine months of fiscal 2018.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, An Original Penguin® by Munsingwear®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Grand Slam®, John Henry®, Manhattan®, Axist®, Jantzen® and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, and Jack Nicklaus® for golf apparel and most recently Guy Harvey® for performance fishing and resort wear. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’ plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, including, but not limited to these caused by port disruptions, disruptions due to weather patterns, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets; the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, the impact to our business resulting from the United Kingdom’s referendum vote to exit the European Union and the uncertainty surrounding the terms and conditions of such a withdrawal, as well as the related impact to global stock markets and currency exchange rates; possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Contact:

Annette Ramos, Investor Relations

305-873-1488

Annette.ramos@pery.com

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s, except per share information)

INCOME STATEMENT DATA:

	Three Months Ended		Nine Months Ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Revenues
Net sales	$190,389	$185,298	$622,606	$629,514
Royalty income	8,449	8,661	24,931	27,392

Total revenues	198,838	193,959	647,537	656,906
Cost of sales	124,760	122,856	405,891	416,888

Gross profit	74,078	71,103	241,646	240,018
Operating expenses
Selling, general and administrative expenses	65,172	72,846	204,783	215,434
Depreciation and amortization	3,586	3,534	10,550	10,717

Total operating expenses	68,758	76,380	215,333	226,151

Operating income	5,320	(5,277)	26,313	13,867
Interest expense	1,613	1,738	5,438	5,652

Net income (loss) before income taxes	3,707	(7,015)	20,875	8,215
Income tax provision	492	(1,850)	3,910	2,695

Net income (loss)	$3,215	$(5,165)	$16,965	$5,520

Net income (loss), per share
Basic	$0.21	$(0.34)	$1.13	$0.37

Diluted	$0.21	$(0.34)	$1.11	$0.36

Weighted average number of shares outstanding
Basic	15,115	14,991	15,066	14,920
Diluted	15,413	14,991	15,335	15,169

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s)

BALANCE SHEET DATA:

	As of
	October 28, 2017	January 28, 2017
Assets
Current assets:
Cash and cash equivalents	$26,524	$30,695
Investments	25,596	10,921
Accounts receivable, net	133,843	140,240
Inventories	129,293	151,251
Other current assets	5,718	8,109

Total current assets	320,974	341,216

Property and equipment, net	57,511	61,835
Intangible assets, net	186,425	187,051
Deferred income taxes	446	334
Other assets	1,942	2,269

Total assets	$567,298	$592,705

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$51,440	$92,843
Accrued expenses and other liabilities	34,563	20,861
Accrued interest payable	400	1,450
Income taxes payable	1,055	—
Unearned revenues	2,591	2,710

Total current liabilities	90,049	117,864

Long term liabilities:
Senior subordinated notes payable, net	49,780	49,673
Senior credit facility	7,917	22,504
Real estate mortgages	32,937	33,591
Unearned revenues and other long-term liabilities	52,086	55,386

Total long-term liabilities	142,720	161,154

Total liabilities	232,769	279,018

Equity

Total equity	334,529	313,687

Total liabilities and equity	$567,298	$592,705

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 1

Reconciliation of net income (loss) and net income (loss) per diluted share to adjusted net income and adjusted net income per diluted share

(UNAUDITED)

(amounts in 000’s, except per share information)

	Three Months Ended		Nine Months Ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Net income (loss)	$3,215	$(5,165)	$16,965	$5,520
Adjustments:
Costs on exited brands	—	—	—	869
Costs of streamlining and consolidation of operations, legal settlement and other strategic initiatives	649	360	1,122	6,311
Costs of pension settlement	—	8,300	—	8,300
Tax expense	—	—	1,055	—

Net income, as adjusted (1)	$3,864	$3,495	$19,142	$21,000

	Three Months Ended		Nine Months Ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Net income (loss) per share, diluted	$0.21	$(0.34)	$1.11	$0.36

Net per share costs on exited brands	—	—	—	0.06
Net per share costs of streamlining and consolidation of operations, legal settlement and other strategic initiatives	0.04	0.02	0.07	0.41
Net per share costs of pension settlement	—	0.55	—	0.55
Net per share gain on provision for income tax	—	—	0.07	—
Adjustment for using diluted share count (1)	—	—	—	—

Adjusted net income per share, diluted (1)	$0.25	$0.23	$1.25	$1.38

(1)	Net income, as adjusted, and adjusted net income per share, diluted, consists of net income (loss) or net income (loss) per share, diluted, as the case may be, adjusted for the impact of the costs on exited brands, and costs of streamlining and consolidation of operations, legal settlement, and other strategic initiatives, cost of pension settlement, as well as the tax impact of our tax audit. These costs are not indicative of our core operations and thus to get a more comparable result with the operating performance of the apparel industry, they have been removed, net of taxes, from the calculation.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 2

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN(1)

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended		Nine Months Ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Gross profit	$74,078	$71,103	$241,646	$240,018

Costs on exited brands	—	—	—	869
Costs of streamlining and consolidation of operations, and other strategic initiatives	70	290	110	290

Gross profit, as adjusted	$74,148	$71,393	$241,756	$241,177

Total revenues	$198,838	$193,959	$647,537	$656,906

Gross margin, as adjusted	37.3%	36.8%	37.3%	36.7%

(1)	Adjusted gross profit consists of gross profit adjusted for costs on exited brands and costs of streamlining and consolidation of operations, and other strategic initiatives. We believe these costs are not indicative of our core operations and thus we have removed them to provide investors and analysts with a more comparable result when comparing our operating performance to that of the apparel industry.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 3

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA(1)

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended		Nine Months Ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Net income (loss)	$3,215	$(5,165)	$16,965	$5,520

Depreciation and amortization	3,586	3,534	10,550	10,717
Interest expense	1,613	1,738	5,438	5,652
Income tax provision	492	(1,850)	3,910	2,695

EBITDA	8,906	(1,743)	36,863	24,584

Adjustments:
Costs on exited brands	—	—	—	869
Costs of streamlining and consolidation of operations, legal settlement, and other strategic initiatives	649	360	1,122	6,311
Costs of pension settlement	—	8,300	—	8,300

EBITDA, as adjusted	$9,555	$6,917	$37,985	$40,064

Gross profit	$74,078	$71,103	$241,646	$240,018
Adjustments:
Selling, general and administrative expenses	(65,172)	(72,846)	(204,783)	(215,434)
Costs on exited brands	—	—	—	869
Costs of streamlining and consolidation of operations, legal settlement and other strategic initiatives	649	360	1,122	6,311
Costs of pension settlement	—	8,300	—	8,300

EBITDA, as adjusted	$9,555	$6,917	$37,985	$40,064

Total revenues	$198,838	$193,959	$647,537	$656,906

EBITDA margin percentage of revenues	4.8%	3.6%	5.9%	6.1%

(1)	Adjusted EBITDA consists of income before interest, taxes, depreciation, amortization, costs on exited brands, costs of streamlining and consolidation of operations, legal settlement, and other strategic initiatives, as well as cost of pension settlement. Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America, and does not represent cash flow from operations. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. In addition, we present adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across periods on a consistent basis by excluding items that we do not believe are indicators of our core operating performance.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 4

Reconciliation of net income (loss) before income taxes to adjusted net income (loss) before income taxes

(UNAUDITED)

(amounts in 000’s, except per share information)

	Three Months Ended		Nine Months Ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Net income (loss) before income taxes	$3,707	$(7,015)	$20,875	$8,215
Adjustments:
Costs on exited brands	—	—	—	869
Costs of streamlining and consolidation of operations, legal settlement and other strategic initiatives	649	360	1,122	6,311
Costs of pension settlement	—	8,300	—	8,300

Net income (loss) before income taxes, as adjusted (1)	$4,356	$1,645	$21,997	$23,695

(1)	Net income (loss) before income taxes, as adjusted, consists of net income (loss) before income taxes, adjusted for the impact of the costs on exited brands, and costs of streamlining and consolidation of operations, legal settlement, and other strategic initiatives, as well as cost of pension settlement. These costs are not indicative of our core operations and thus to get a more comparable result with the operating performance of the apparel industry, they have been removed, net of taxes, from the calculation.